Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER PROPERTIES REPORTS FIRST QUARTER 2021 RESULTS

Net Income of $0.04 Per Diluted Share

Normalized FFO of $0.26 Per Diluted Share

Reaffirmed 2021 Full-Year Normalized FFO Guidance of $0.98 to $1.02 Per Diluted Share

Company Increases Cash Dividend On Common Shares For Second Consecutive Quarter

VIRGINIA BEACH, VA, May 4, 2021 – Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its results for the quarter ended March 31, 2021 and provided an update on current events.

First Quarter and Recent Highlights:

•Net income attributable to common stockholders and OP Unit holders of $3.1 million, or $0.04 per diluted share, compared to $8.2 million, or $0.11 per diluted share, for the three months ended March 31, 2020.

•Funds from operations attributable to common stockholders and OP Unit holders ("FFO") of $20.8 million, or $0.26 per diluted share, compared to $22.3 million, or $0.29 per diluted share, for the three months ended March 31, 2020. See "Non-GAAP Financial Measures."

•Normalized funds from operations attributable to common stockholders and OP Unit holders ("Normalized FFO") of $20.6 million, or $0.26 per diluted share, compared to $24.7 million, or $0.32 per diluted share, for the three months ended March 31, 2020.

•Announced a second quarter cash dividend of $0.16 per common share, resulting in the second consecutive quarter of dividend increases and a 45.5% cumulative increase year-to-date.

•Reaffirmed 2021 full-year Normalized FFO guidance of $0.98 to $1.02 per diluted share.

•Core operating property portfolio occupancy at 94.0% as of March 31, 2021 compared to 94.4% as of December 31, 2020. The Company's March 31, 2021 occupancy includes office at 97.2%, retail at 93.9%, and multifamily at 92.2% (conventional multifamily was 95.8% and student housing was 85.0%).

• Positive releasing spreads on office and retail lease renewals during the first quarter of 6.1% on a GAAP basis and 0.6% on a cash basis.

•Completed the sale of Oakland Marketplace, an unencumbered Kroger-anchored center, for gross proceeds of $5.5 million.

•Completed the off-market acquisition of Delray Beach Plaza, a Whole Foods-anchored center in Delray Beach, FL.

•Leased nearly 60,000 square feet of commercial office and retail space since our last update.

•Subsequent to quarter end, refinanced Southgate Square, the last of the Company's debt maturing in 2021.

•Board of Directors reaffirmed the Company’s commitment to leadership in corporate governance practices by amending the Company’s bylaws to implement a “proxy access” provision that enables eligible long-term stockholders to nominate and include their own director nominees in the Company’s proxy materials, along with the candidates nominated by the Company’s Board of Directors.

•Issued its 2020 Sustainability Report that highlights the Company's ongoing commitment to environmental, workplace health and safety, corporate social responsibility, corporate governance, and other sustainability matters over the course of 2020. The Sustainability Committee's 2020 Report can be accessed through the Sustainability page of the Company's website, ArmadaHoffler.com/Sustainability.

"While we are pleased with this quarter's results, they barely begin to tell the story of the momentum building within our company," said Louis Haddad, President & CEO. "We anticipate that our activities over the course of 2021 will build a solid case for expansion of our earnings multiple, significantly higher earnings, and steadily increasing dividends over the next few years."

Financial Results

Net income attributable to common stockholders and OP Unit holders for the first quarter decreased to $3.1 million compared to $8.2 million for the first quarter of 2020. The period-over-period change was primarily due to a decrease in interest income on our mezzanine loan portfolio, a decrease in general contracting gross profit, decreases in property net operating income resulting from sales of operating shopping centers, and an impairment of our Socastee Commons shopping center. Additionally, we paid more in preferred dividends due to the issuance of additional preferred stock during 2020. These decreases were partially offset by net operating income resulting from property acquisitions, completed development projects, gains on real estate dispositions, and changes in the fair value of interest rate derivatives.

FFO attributable to common stockholders and OP Unit holders for the first quarter decreased to $20.8 million compared to $22.3 million for the first quarter of 2020. Normalized FFO attributable to common stockholders and OP Unit holders for the first quarter decreased to $20.6 million compared to $24.7 million for the first quarter of 2020. The period-over-period changes in FFO and Normalized FFO were due to a decrease in interest income on our mezzanine loan portfolio, a decrease in general contracting gross profit, and decreases in property net operating income resulting from sales of operating shopping centers. Additionally, we paid more in preferred dividends due to the issuance of additional preferred stock during 2020. These decreases were partially offset by net operating income resulting from property acquisitions and completed development projects.

Operating Performance

At the end of the first quarter, the Company’s office, retail and multifamily core operating property portfolios were 97.2%, 93.9% and 92.2% (conventional multifamily was 95.8% and student housing was 85.0%) occupied, respectively.

Total construction contract backlog was $38.8 million at the end of the first quarter.

Balance Sheet and Financing Activity

As of March 31, 2021, the Company had $975.1 million of total debt outstanding, including $10.0 million outstanding under its revolving credit facility and $205.0 million outstanding under its senior unsecured term loan facility. Total debt outstanding excludes unamortized GAAP fair value adjustments and deferred financing costs. Approximately 59% of the Company’s debt had fixed interest rates or was subject to interest rate swaps as of March 31, 2021. After giving effect to LIBOR interest rate caps with strike prices at or below 200 basis points as of March 31, 2021, 100% of the Company’s debt was either fixed or hedged.

As of March 31, 2021 the Company had a loan with a total of $19.5 million scheduled to mature in 2021. The loan was refinanced in April 2021.

The Company is currently in compliance with all debt covenants.

Outlook

The Company issued updated 2021 full-year Normalized FFO guidance in the range to $0.98 to $1.02 per diluted share. The following table updates the Company's assumptions underpinning this forecast. The Company's executive management will provide further details regarding its 2021 earnings guidance during today's webcast and conference call.

Full-year 2021 Guidance [1]	Expected Ranges
Total NOI	$116.5M	$117.5M
Construction Segment Gross Profit	$4.0M	$5.5M
G&A Expenses	$14.5M	$14.8M
Mezzanine Interest Income	$17.7M	$18.1M
Interest Expense[2]	$31.3M	$32.0M
Normalized FFO per diluted share [3]	$0.98	$1.02

[1] Includes the following assumptions:
•New $23M preferred equity mezzanine loan for Solis Nexton, which closed in April
•Interest Expense based on Forward LIBOR Curve, which forecasts rates ending the year at 0.19%
•Opportunistic sale of common stock through the ATM program, resulting in a full year weighted average share count of 82.2M
[2] Excludes interest expense on finance leases
[3] Normalized FFO excludes certain items, including debt extinguishment losses, acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives, provision for unrealized credit losses, amortization of right-of-use assets attributable to finance leases, severance related costs, and other non-comparable items. See "Non-GAAP Financial Measures." The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

Supplemental Financial Information

Further details regarding operating results, properties and leasing statistics can be found in the Company’s supplemental financial package available at www.ArmadaHoffler.com.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, May 4, 2021 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The live webcast will be available through the Investors page of the Company’s website, www.ArmadaHoffler.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through Friday, June 4, 2021 by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13717244.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties (NYSE:AHH) is a vertically-integrated, self-managed real estate investment trust ("REIT") with four decades of experience developing, building, acquiring and managing high-quality office, retail and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. The Company also provides general construction and development services to third-party clients, in addition to developing and building properties to be placed in their stabilized portfolio. Founded in 1979 by Daniel A. Hoffler, Armada Hoffler has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit ArmadaHoffler.com.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company’s construction and development business, including backlog and timing of deliveries and estimated costs, financing activities, and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the the SEC. These factors include, without limitation: (a) the impact of the coronavirus (COVID-19) pandemic on macroeconomic conditions and economic conditions in the markets in which the Company operates, including, among others: (i) disruptions in, or a lack of access to, the capital markets or disruptions in the Company’s ability to borrow amounts subject to existing construction loan commitments; (ii) adverse impacts to the Company’s tenants’ and other third parties’ businesses and financial condition that adversely affect the ability and willingness of the Company’s tenants and other third parties to satisfy their rent and other obligations to the Company, including deferred rent; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases or to re-lease the Company’s properties on the same or better terms in the event of nonrenewal or early termination of existing leases; and (iv) federal, state and local government initiatives to mitigate the impact of the COVID-19 pandemic, including additional restrictions on business activities, shelter-in place orders and other restrictions, and the timing and amount of economic stimulus or other initiatives; (b) the Company’s ability to continue construction on development and construction projects, in each case on the timeframes and on terms currently anticipated; (c) the Company’s ability to accurately assess and predict the impact of the COVID-19 pandemic on its results of operations, financial condition, dividend policy, acquisition and disposition activities and growth opportunities; and (d) the Company’s ability to maintain compliance with the covenants under its existing debt agreements or to obtain modifications to such covenants from the applicable lenders. The Company expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Management also believes that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that Normalized FFO is a more useful performance measure that excludes certain items, including but not limited to, acquisition, development and other pursuit costs, gains or losses from the early extinguishment of debt, impairment of intangible assets and liabilities, mark-to-market adjustments for interest rate derivatives, provision for unrealized credit losses, amortization of right-of-use assets attributable to finance leases, severance related costs, and other non-comparable items.

For reference, as an aid in understanding the Company’s computation of FFO and Normalized FFO, a reconciliation of net income calculated in accordance with GAAP to FFO and Normalized FFO has been included in the final page of this release.

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Real estate investments:
Income producing property	$1,708,474	$1,680,943
Held for development	11,294	13,607
Construction in progress	69,298	63,367
	1,789,066	1,757,917
Accumulated depreciation	(265,400)	(253,965)
Net real estate investments	1,523,666	1,503,952
Real estate investments held for sale	—	1,165
Cash and cash equivalents	24,762	40,998
Restricted cash	9,826	9,432
Accounts receivable, net	28,203	28,259
Notes receivable, net	133,206	135,432
Construction receivables, including retentions, net	30,712	38,735
Construction contract costs and estimated earnings in excess of billings	54	138
Equity method investment	4,967	1,078
Operating lease right-of-use assets	32,704	32,760
Finance lease right-of-use assets	47,821	23,544
Acquired lease intangible assets	60,006	58,154
Other assets	38,054	43,324
Total Assets	$1,933,981	$1,916,971
LIABILITIES AND EQUITY
Indebtedness, net	$975,147	$963,845
Accounts payable and accrued liabilities	15,587	23,900
Construction payables, including retentions	32,971	49,821
Billings in excess of construction contract costs and estimated earnings	3,062	6,088
Operating lease liabilities	41,694	41,659
Finance lease liabilities	45,917	17,954
Other liabilities	58,851	56,902
Total Liabilities	1,173,229	1,160,169
Total Equity	760,752	756,802
Total Liabilities and Equity	$1,933,981	$1,916,971

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Revenues
Rental revenues	$45,741	$42,289
General contracting and real estate services revenues	35,563	47,268
Total revenues	81,304	89,557
Expenses
Rental expenses	10,832	9,375
Real estate taxes	5,306	4,333
General contracting and real estate services expenses	34,275	45,550
Depreciation and amortization	18,066	14,279
Amortization of right-of-use assets - finance leases	189	147
General and administrative expenses	4,021	3,793
Acquisition, development and other pursuit costs	71	27
Impairment charges	3,039	158
Total expenses	75,799	77,662
Gain on real estate dispositions	3,717	—
Operating income	9,222	11,895
Interest income	4,116	7,226
Interest expense on indebtedness	(7,613)	(7,959)
Interest expense on finance leases	(362)	(229)
Change in fair value of derivatives and other	393	(1,736)
Unrealized credit loss release (provision)	55	(377)
Other income (expense), net	179	58
Income before taxes	5,990	8,878
Income tax benefit	19	257
Net income	6,009	9,135
Net loss attributable to noncontrolling interests in investment entities	—	92
Preferred stock dividends	(2,887)	(1,067)
Net income attributable to common stockholders and OP Unit holders	$3,122	$8,160

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO FFO & NORMALIZED FFO
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Net income attributable to common stockholders and OP Unit holders	$3,122	$8,160
Depreciation and amortization(1)	18,066	14,092
Gain on operating real estate dispositions(2)	(3,464)	—
Impairment of real estate assets	3,039	—
FFO attributable to common stockholders and OP Unit holders	$20,763	$22,252
Acquisition, development and other pursuit costs	71	27
Impairment of intangible assets and liabilities	—	158
Unrealized credit loss provision (release)	(55)	377
Amortization of right-of-use assets - finance leases	189	147
Change in fair value of derivatives and other	(393)	1,736
Normalized FFO available to common stockholders and OP Unit holders	$20,575	$24,697
Net income attributable to common stockholders and OP Unit holders per diluted share and unit	$0.04	$0.11
FFO attributable to common stockholders and OP Unit holders per diluted share and unit	$0.26	$0.29
Normalized FFO attributable to common stockholders and OP Unit holders per diluted share and unit	$0.26	$0.32
Weighted average common shares and units - diluted	80,276	77,671
________________________________________

(1) The adjustment for depreciation and amortization for the three months ended March 31, 2020 excludes $0.2 million of depreciation attributable to the Company's joint venture partners.
(2) Excludes the gain on sale of easement rights on a non-operating parcel.

Contact:

Michael P. O’Hara
Armada Hoffler Properties, Inc.
Chief Financial Officer, Treasurer, and Secretary
Email: MOHara@ArmadaHoffler.com
Phone: (757) 366-6684